Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 2, 2015, with respect to the consolidated balance sheets of Eagle Rock Energy Partners, L.P. as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, incorporated herein by reference.

/s/KPMG LLP

KPMG LLP

Houston, Texas

October 8, 2015